Exhibit 10.3

EMPLOYMENT AGREEMENT

    This Employment Agreement (the “Agreement”), is executed as of August 25, 2022 to be effective as of September 1, 2022, by and between RCI HOSPITALITY HOLDINGS, INC., a Texas corporation (the “Company”), and TRAVIS REESE (the “Executive”).

W I T N E S S E T H:

    WHEREAS, the Company desires to employ Executive as provided herein, and Executive desires to accept such employment; and

    WHEREAS, the Company and Executive entered into an Employment Agreement effective July 1, 2021 (the “Old Employment Agreement”) and desire that this Agreement replace and supersede the Old Employment Agreement in its entirety, whereby the Old Employment Agreement will be of no force and effect as of the effective date of this Agreement.

    NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1.    Employment. Company hereby employs Executive and Executive hereby accepts employment with Company upon the terms and conditions hereinafter set forth.

    2.    Duties. Subject to the power of the Board of Directors of Company to elect and remove officers, Executive will serve the Company as its Executive Vice President and Corporate Secretary and will faithfully and diligently perform the services and functions relating to such office or otherwise reasonably incident to such office, provided that all such services and functions will be reasonable and within Executive’s area of expertise. Executive will, during the term of this Agreement (or any extension thereof), devote his full business time, attention and skills and best efforts to the promotion of the business of Company. The foregoing will not be construed as preventing Executive from making investments in other businesses or enterprises provided that (a) Executive agrees not to become engaged in any other business activity that interferes with his ability to discharge his duties and responsibilities to the Company and (b) Executive does not violate any other provision of this Agreement.

    3.    Term. Subject to the terms and conditions hereof, the term of employment of Executive will commence on September 1, 2022 (the “Commencement Date”) and will end on August 31, 2024, unless earlier terminated by either party pursuant to the terms hereof. The term of this Agreement is referred to herein as the “Term.”

    4.    Compensation and Benefits During the Employment Term.

(a)Salary. Commencing upon the Commencement Date, Executive will be paid an annual base salary of $460,000 for the entire Term, payable bi-weekly (the “Salary”). At any time and from time to time the Salary may be increased for the remaining portion of the Term if so determined by the Board of Directors of Company after a review of Executive’s performance of his duties hereunder.

(b)Bonus. As further compensation, Executive will be eligible for bonuses as determined from time to time by the Board of Directors.

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(c)Expenses. Upon submission of a detailed statement and reasonable documentation, Company will reimburse Executive in the same manner as other executive officers for all reasonable and necessary or appropriate out-of-pocket travel and other expenses incurred by Executive in rendering services required under this Agreement.

(d)Benefits; Insurance.

(i)    Medical, Dental and Vision Benefits. During the Term, Executive and his dependents will be entitled to receive such group medical, dental and vision benefits as Company may provide to its other executives, provided such coverage is reasonably available, or be reimbursed if Executive is carrying his own similar insurance.

(ii)    Benefit Plans. The Executive will be entitled to participate in any benefit plan or program of the Company which may currently be in place or implemented in the future.

(iii)    Use of Automobile. Executive will be provided a Company-owned automobile that Executive may use for both business and personal travel.

(iv)    Use of Aircraft. Executive may be provided access to Company-owned aircraft which Executive may use for both business and personal travel, subject to and conditioned on the terms and conditions of the Company’s Corporate Aircraft Policy, which policy may be changed by the Board of Directors at its sole discretion.

(v)    Other Benefits. During the Term, Executive will be entitled to receive, in addition to and not in lieu of base salary, bonus or other compensation, such other benefits and normal perquisites as Company currently provides or such additional benefits as Company may provide for its executive officers in the future.

(e)    Vacation. Executive will be entitled to two weeks paid vacation each year of this Agreement.

    5.    Confidentiality and Non-Competition.

    (a)    Confidentiality. In the course of the performance of Executive’s duties hereunder, Executive recognizes and acknowledges that Executive may have access to certain confidential and proprietary information of Company or any of its affiliates. Without the prior written consent of Company, Executive shall not disclose any such confidential or proprietary information to any person or firm, corporation, association, or other entity for any reason or purpose whatsoever, and shall not use such information, directly or indirectly, for Executive’s own behalf or on behalf of any other party. Executive agrees and affirms that all such information is the sole property of Company and that at the termination and/or expiration of this Agreement, at Company’s written request, Executive shall promptly return to Company any and all such information so requested by Company.

        The provisions of this Section 5 shall not, however, prohibit Executive from disclosing to others or using in any manner information that:

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(i)    has been published or has become part of the public domain other than by acts, omissions or fault of Executive;

    (ii)    has been furnished or made known to Executive by third parties (other than those acting directly or indirectly for or on behalf of Executive) as a matter of legal right without restriction on its use or disclosure;

    (iii)    was in the possession of Executive prior to obtaining such information from Company in connection with the performance of this Agreement; or

    (iv)    is required to be disclosed by law.

    (b)    Non-Competition. Executive agrees that he will not, for himself, on behalf of, or in conjunction with any person, firm, corporation or entity, either as principal, employee, shareholder, member, director, partner, consultant, owner or part-owner of any corporation, partnership or any other type of business entity, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any establishment which either:

(i)has live female nude or semi-nude entertainment or is in any business similar to or competitive with the female entertainment business presently conducted by the Company, or any of its affiliates; and/or

(ii)sells alcohol for consumption on site;

anywhere in the United States within 50 miles of any business of the Company or its affiliate, or any business of the Company or its affiliate under construction, under contract, in development or leased by or to the Company or its affiliate, for a period of two years (the “Non-Compete Period”) from the termination of this Agreement. However, in the event of the termination of Executive’s employment pursuant to Section 7(d) or 7(f), the Non-Compete Period shall be six months.

    Executive agrees not to hire, solicit or attempt to solicit for employment by Executive or any company to which he may be involved, either directly or indirectly, any party who is an employee or independent contractor of the Company or any entity which is affiliated with the Company, or any person who was an employee or independent contractor of the Company or any entity which is affiliated with the Company within the two-year period immediately following the termination of this Agreement.

Executive acknowledges that he has carefully read and considered all provisions of this Agreement and agrees that:

(i)    Due to the nature of the Company’s business, the foregoing covenants place no greater restraint upon Executive than is reasonably necessary to protect the business and goodwill of the Company;

(ii)    These covenants protect the legitimate interests of the Company and do not serve solely to limit the Company’s future competition;

(iii)    This Agreement is not an invalid or unreasonable restraint of trade;

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(iv)    A breach of these covenants by Executive would cause irreparable damage to the Company;

(v)    These covenants are reasonable in scope and are reasonably necessary to protect the Company’s business and goodwill which the Company has established through its own expense and effort; and

(vi)The signing of this Agreement is necessary as part of the consummation of the transactions described in the preamble.

(c)    Work Product. All work product of Executive is the sole property of the Company. Work product of Executive includes but is not limited to any and all discoveries, inventions, ideas, concepts, research, information, processes, software development, products, techniques, methods and improvements or parts thereof conceived, developed, or otherwise made by Executive alone or jointly with others during the period of his employment with the Company, and in any way relating to the present or proposed products, services and/or operations of the Company, whether or not patentable or subject to copyright or trademark protection, whether or not made during Executive’s regular working hours, and whether or not made on the Company premise.

    6.    Indemnification. The Company shall to the full extent permitted by law or as set forth in the Articles of Incorporation and the Bylaws of the Company, indemnify, defend and hold harmless Executive from and against any and all claims, demands, liabilities, damages, loses and expenses (including reasonable attorney’s fees, court costs and disbursements) arising out of the performance by him of his duties hereunder except in the case of his willful misconduct.

    7.    Termination. This Agreement and the employment relationship created hereby will terminate (i) upon the death or disability of Executive under section 7(a) or 7(b), respectively; (ii) with cause under Section 7(c); (iii) for good reason under Section 7(d); (iv) upon the voluntary termination of employment by Executive under Section7(e); or without cause under Section 7(f).
(a)    Disability. The Company shall have the right to terminate the employment of the Executive under this Agreement for disability in the event Executive suffers an injury, illness, or incapacity of such character as to substantially disable him from performing his duties without reasonable accommodation by the Company hereunder for a period of more than one hundred eighty (180) consecutive days upon the Company giving at least thirty (30) days written notice of termination.

    (b)    Death. This Agreement will terminate on the Death of the Executive.

    (c)    With Cause. The Company may terminate this Agreement at any time because of (i) Executive’s material breach of any term of the Agreement, (ii) the determination by the Board of Directors in the exercise of its reasonable judgment that Executive has committed an act or acts constituting a felony or other crime involving moral turpitude, dishonesty or theft or fraud; or (iii) Executive’s gross negligence in the performance of his duties hereunder, provided, in each case, however, that the Company shall not terminate this Agreement pursuant to this Section 7(c) unless the Company shall first have delivered to the Executive, a notice which specifically identifies such breach or misconduct and the executive shall not have cured the same within fifteen (15) days after receipt of such notice.
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    (d)    Good Reason. The Executive may terminate his employment for “Good Reason” if:

(i)    he is assigned, without his express written consent, any duties materially inconsistent with his positions, duties, responsibilities, or status with the Company as of the date hereof, or a change in his reporting responsibilities or titles as in effect as of the date hereof; provided, however, that Executive must provide the Company with written notice of his dispute of such re-assignment of duties or change in his reporting responsibilities under this Section 7(d)(i) and give the Company opportunity to cure such inconsistency. If such dispute is not resolved within thirty (30) days, the Company shall submit such dispute to arbitration under Section 14.

(ii)    his compensation is reduced;

(iii)    the Company does not pay any material amount of compensation due hereunder and then fails either to pay such amount within the ten (10) day notice period required for termination hereunder or to contest in good faith such notice. Further, if such contest is not resolved within thirty (30) days, the Company shall submit such dispute to arbitration under Section 14.

    (e)    Voluntary Termination. The Executive may terminate his employment voluntarily.

    (f)    Without Cause. The Company may terminate this Agreement without cause.

    8.    Obligations of Company Upon Termination.

(a)In the event of the termination of Executive’s employment pursuant to Section 7 (a), (b), (c) or (e), Executive will be entitled only to the compensation earned by him hereunder as of the date of such termination (plus life insurance or disability benefits if applicable and provided for pursuant to Section 4(d)).

(b)In the event of the termination of Executive’s employment pursuant to Section 7 (d), Executive will be entitled to receive, if successful in arbitration under Section 14, in one lump sum payment the full remaining amount under the Term of this Agreement to which he would have been entitled had this Agreement not been terminated.

(c)In the event of the termination of Executive’s employment pursuant to Section 7 (f), Executive will be entitled to receive in one lump sum payment the full remaining amount under the Term of this Agreement to which he would have been entitled had this Agreement not been terminated.

    9.    Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.

    10.    Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorney’s fees,
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costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

    11.    Notices. Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by either party to the other will be deemed to have been duly given if given in writing and personally delivered or within two days if sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:

            If to Company:    RCI Hospitality Holdings, Inc.
                        10737 Cutten Road
                        Houston, Texas 77066
                        Attention: Eric Langan, President

            If to Executive:    Travis Reese
                        10737 Cutten Road
                            Houston, Texas 77066

    Notices delivered personally will be deemed communicated as of actual receipt.

    12.    Entire Agreement. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understanding, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

    13.    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there will be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

    14.    Arbitration. If a dispute should arise regarding this Agreement the parties agree that all claims, disputes, controversies, differences or other matters in question arising out of this relationship shall be settled finally, completely and conclusively by arbitration in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “Rules”). The governing law of this Agreement shall be the substantive law of the State of Texas, without giving effect to conflict of laws. A decision of the arbitrator shall be final, conclusive and binding on the Company and Executive. Any arbitration held in accordance with this paragraph shall be private and confidential and no person shall be entitled to attend the hearings except the arbitrator, Executive, Executive’s attorneys, a representative of the Company, the Company’s attorneys, and advisors to or witnesses for any party. The matters submitted to arbitration, the hearings and proceedings and the arbitration award shall be kept and maintained in the strictest confidence by Executive and the Company and shall not be discussed, disclosed or communicated to any persons except as may be required for the preparation of expert testimony. On request of any party, the record of the proceeding shall be sealed and may not be disclosed except insofar, and only insofar, as may be necessary to enforce the award of the arbitrator and any judgement enforcing an award. The prevailing party shall be entitled to recover reasonable and necessary attorneys’ fees and costs from the non-prevailing party and the determination of such fees and costs and the award thereof shall be included in the claims to be resolved by the arbitrator hereunder.

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    15.    Captions. The captions in this Agreement are for convenience of reference only and will not limit or otherwise affect any of the terms or provisions hereof.

    16.    Gender and Number. When the context requires, the gender of all words used herein will include the masculine, feminine and neuter and the number of all words will include the singular and plural.

    17.    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument, but only one of which need be produced.

    18.    Company Authorization. The Company represents that the Board of Directors has approved this Agreement.

    19.    Termination of Old Employment Agreement. The Company and Executive agree that this Agreement replaces and supersedes the Old Employment Agreement in its entirety, whereby the Old Employment Agreement will be of no force and effect as of the effective date of this Agreement.

[Signature page follows]
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    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement to become effective as of the day and year first above written.

COMPANY:

                    RCI HOSPITALITY HOLDINGS, INC.

By:     /s/ Eric Langan_________________________
    Eric Langan, Chief Executive Officer

EXECUTIVE:

/s/ Travis Reese______________________________
Travis Reese
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